Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:	The Directors of UNSDG Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 2,875,000 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.a

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	UNSDG Acquisition LLC
Address:	1980 Festival Plaza Drive
Summerlin South #300
Las Vegas, Nevada 89135

UNSDG Acquisition LLC

Signed:	/s/ Jeffrey Premer
Name:	Jeff Premer
Title:	Member

Dated:	February 25, 2021

Accepted:

UNSDG Acquisition Corp.

Signed:	/s/ Jeffrey Premer
Name:	Jeff Premer
Title:	Chief Executive Officer

Dated:	February ___, 2021